Exhibit 5.1

30 ROCKEFELLER PLAZA NEW YORK, NEW YORK 10112-4498 TEL +1 212.408.2500 FAX +1 212.408.2501 www.bakerbotts.com	ABU DHABI AUSTIN BEIJING DALLAS DUBAI HONG KONG HOUSTON LONDON MOSCOW NEW YORK PALO ALTO RIYADH WASHINGTON

September 23, 2011

Liberty Media Corporation

12300 Liberty Boulevard

Englewood, CO 80112

Re:                             Liberty Media Corporation Registration Statement on Form S-8

Ladies and Gentlemen:

This opinion is being furnished in connection with the filing by Liberty Media Corporation (formerly known as Liberty CapStarz, Inc. and Liberty Splitco, Inc.), a Delaware corporation (the “Company”), with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Company has requested our opinion concerning the status under Delaware law of the 4,520,000 shares (the “Series A LCAP Shares”) of the Company’s Series A Liberty Capital common stock, par value $.01 per share (the “Series A LCAP Common Stock”), the 3,746,000 shares (the “Series A LSTZ Shares”) of the Company’s Series A Liberty Starz common stock, par value $.01 per share (the “Series A LSTZ Common Stock”), and the 36,000 shares (together with the Series A LCAP Shares and the Series A LSTZ Shares, the “Shares”) of the Company’s Series B Liberty Starz common stock, par value $.01 per share (the “Series B LSTZ Common Stock”), included in the Registration Statement, that may be issued pursuant to the terms of the Liberty Media Corporation Transitional Stock Adjustment Plan (the “Plan”).

For purposes of our opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

1.                                   Restated Certificate of Incorporation of the Company, as currently in effect;

2.                                   Bylaws of the Company, as currently in effect;

3.                                   Resolutions of the Company’s Board of Directors authorizing the issuance of the Shares pursuant to the terms of the Plan and the preparation and filing of the Registration Statement under the Securities Act; and

4.                                   The Plan.

In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copies. We have also assumed that: (i) all of the Shares will be issued for the consideration permitted under the Plan as currently in effect, and none of such Shares will be issued for less than $.01 per share; (ii) all actions required to be taken under the Plan by the Board of Directors of the Company (or any committee thereof) have been or will be taken by the

Board of Directors of the Company (or any committee thereof); and (iii) at the time of issuance of the Shares under the Plan, the Company shall continue to have sufficient authorized and unissued shares of Series A LCAP Common Stock, Series A LSTZ Common Stock and Series B LSTZ Common Stock reserved for issuance thereunder.

Based upon and subject to the foregoing, we are of the opinion that:

1.             The Shares are duly authorized for issuance.

2.                                       If and when any Shares are issued in accordance with the requirements of the Plan and assuming the continued updating and effectiveness of the Registration Statement and the completion of any necessary action to permit such issuance to be carried out in accordance with applicable securities laws, such Shares will be validly issued, fully-paid and non-assessable.

This opinion is limited to the General Corporation Law of the State of Delaware and federal securities laws. We express no opinion with respect to the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.

BAKER BOTTS L.L.P.